Exhibit 99.1
For Immediate Release
INFINITY ANNOUNCES FIRST QUARTER OPERATING RESULTS
COMPANY REPORTS PROGRESS IN NICARAGUA
DENVER, Colorado (May 12, 2008) – Infinity Energy Resources, Inc. (Pink Sheets: IFNY.PK) (the “Company”), an independent oil and gas exploration and development company, today reported its operating results for the first quarter of 2008. The Company will host an investor conference call to discuss these results at 11:00 a.m. Eastern Time today, Monday, May 12, 2008 (see details below).
The Company will be filing its Quarterly Report on Form 10-Q for the three months ended March 31, 2008 later today. It is recommended that interested parties consult the Form 10-Q report, along with the Form 10-K report for the year ended December 31, 2007 for additional information on the Company and its financial condition. A brief summary of operating results for the quarter ended March 31, 2008 is provided below.
Financial and Operations Review
For the three months ended March 31, 2008, revenues approximated $1.2 million, compared with approximately $2.1 million in the first quarter of 2007. An operating loss of $796,000 was recorded in the most recent quarter, compared with an operating loss of $2,191,000 in the corresponding period of the previous year. The Company reported a net loss of $1,252,000, or $0.07 per share, for the quarter ended March 31, 2008, versus a net loss of $3,780,000, or $0.21 per share, in the quarter ended March 31, 2007. Operating results for the first quarters of 2008 and 2007 included expenses of $35,000 and $1,574,000, respectively, related to changes in derivative values. During the first quarter of 2007, the Company’s Infinity-Wyoming subsidiary incurred $623,000 in expenses to settle a disputed volume commitment deficiency involving a third-party gatherer and processor of gas in Wyoming.
EBITDA (earnings from continuing operations before interest, income taxes, depreciation, depletion, amortization and accretion expenses, and change in derivative fair value) for the three months ended March 31, 2008 approximated a negative ($312,000). (Note: A reconciliation of net loss to EBITDA is provided in the financial tables following this commentary).

Exploration and production operations produced 122.9 million cubic feet equivalents (MMcfe) during the three months ended March 31, 2008, compared with 310.0 MMcfe in the first quarter of 2007. The following table provides information for the three months ended March 31, 2008 and 2007, respectively:

	For the Three
	Months Ended
	March 31,
	2008	2007
Production:
Natural gas (MMcf)	121.4	229.0
Crude oil (thousands of barrels)	0.3	13.5
Total (MMcfe)	122.9	310.0
Financial Data (thousands of dollars):
Total revenue	$1,200	$2,099
Production expenses	780	2,058
Production taxes	27	135
Financial Data per Unit ($ per Mcfe):
Total revenue	$9.76	$6.77
Production expenses	6.34	6.64
Production taxes	0.22	0.44
Infinity achieved oil and gas revenue of $1.2 million in the three months ended March 31, 2008 compared to $2.1 million in the prior-year period. The $0.9 million, or 43%, decrease in revenue consisted of an approximate $1.3 million decrease attributable to lower oil and gas production, offset by a $0.4 million increase in average prices. The decrease in equivalent production was principally the result of production in 2007 from properties sold to Forest Oil in January 2008.
Approximately $2.5 million in net cash was used in operating activities during the three months ended March 31, 2008, compared with $4.3 million in net cash used in operating activities in the year-earlier quarter. Net cash provided by investing activities, including proceeds from the sale of certain producing properties in the Rocky Mountain region, totaled $16.7 million in the first quarter of 2008, versus $5.4 million of cash used in investing activities in the first quarter of 2007.
Sale of Assets / Farmout
On January 7, 2008, Infinity Oil & Gas of Wyoming, Inc., a wholly owned subsidiary of the Company (“Infinity-Wyoming”), completed the sale of essentially all of its producing oil and gas properties in Colorado and Wyoming, along with 80% of its working interest in undeveloped leaseholds in Routt County, Colorado and Sweetwater County, Wyoming to Forest Oil Corporation (“Forest Oil”). In addition, on December 27, 2007, Infinity Oil and Gas of Texas, Inc., a wholly owned subsidiary of the Company (“Infinity-Texas”), entered into a Farmout and Acquisition Agreement with Forest Oil (the “Farmout Agreement”) for certain oil and gas leaseholds in Erath County, Texas. Under the agreement, Forest Oil will operate and earn a 75% interest in the spacing unit for each well in a 10-well drilling program. If Forest Oil completes the drilling program, it will earn a 50% interest in the approximate 25,000 remaining undeveloped net acres and existing Erath County infrastructure owned by Infinity-Texas.

Second Forbearance Agreement
On March 27, 2008, the Company entered into a Second Forbearance Agreement under the loan agreement among the Company, Infinity-Texas, Infinity-Wyoming and Amegy Bank N.A. (“Amegy”). The borrowing base under the loan agreement was reduced to $3.8 million, with a resulting borrowing base deficiency of $7.1 million (the “Deficiency”). The Deficiency is required to be cured by May 31, 2008 through the sale of assets, refinancing of the loan or some other means of raising capital. The Second Forbearance Agreement relates to various existing defaults and provides that Amegy will waive and forebear from exercising any remedies with respect to the existing defaults through May 31, 2008. The agreement gives Amegy the right to require Infinity to proceed with the sale and marketing of the oil and gas properties and leasehold interests held by Infinity-Texas. The Company may seek an extension to repay the borrowing base deficiency should it be unable to sell assets or obtain alternative sources of funding to repay the deficiency by May 31, 2008. There can be no assurance that such an extension can be obtained at all or on satisfactory terms.
These matters, as wells as other risk factors related to the Company’s liquidity and financial position, as further discussed in the Company’s Form 10-K and Form 10-Q filings, raise substantial doubt as to the Company’s ability to continue as a going concern.
Management Comments
“The first quarter of 2008 was noteworthy in several respects from an operating perspective,” noted Stanton E. Ross, Chief Executive Officer of Infinity Energy Resources, Inc. “Although our revenue declined significantly following the sale of our producing oil and gas properties in Colorado and Wyoming to Forest Oil in January 2008, the Company’s first quarter operating loss was reduced by almost two-thirds when compared with the prior-year period. Higher oil and gas prices widened our revenue/expense spread per Mcfe from only $0.13 in the first quarter of 2007 to $3.42 per Mcfe in the most recent quarter. At the same time, we were able to reduce our general and administrative expenses by approximately 17%, when compared with the first quarter of 2007.”
“The sale of our producing properties in Colorado and Wyoming to Forest Oil allowed Infinity to significantly reduce its outstanding debt, and we kept 100% of our exploratory properties in the Piceance Basin and LaBarge areas in the Rocky Mountains and a 20% working interest in any future wells that Forest Oil drills in the Sand Wash Basin. Meanwhile, we are working closely with Amegy to financially reposition the Company in accordance with its business strategy and focus upon oil and gas development activities in Texas and offshore Nicaragua.”
“I am pleased to report that Forest Oil has commenced drilling the first in a series of up to ten new wells in Erath County, Texas, in accordance with its farmout relationship with Infinity,” stated Dr. Renato Bertani, Chief Operating Officer of the Company.

“Assuming drill results are favorable, we would expect to realize the benefits of initial production from these activities, which are being funded by Forest Oil, beginning in the third or fourth quarters of 2008. Meanwhile, our Infinity-Texas subsidiary anticipates that its 2008 capital expenditures will be limited to less than $1 million to potentially complete two vertical wells that were drilled last year. Our Infinity-Wyoming subsidiary expects to spend less than $1 million to plug and abandon and perform reclamation activities on several wells and potentially to conduct additional geological and geophysical analysis.”
“We continue to work towards finalizing the contracts related to our 1.4 million-acre oil and gas concessions offshore Nicaragua,” observed Ross. “Recently, a privately-owned company with offshore concessions adjacent to ours received final approval of its exploration contracts by Nicaragua’s federal government and regional authorities, and we view this development favorably in terms of its implications for Infinity’s efforts to secure ratification of its contracts and concessions. I plan to travel to Nicaragua later this month to follow up on significant progress that we have made with the Autonomous Region of the Southern Atlantic (“RAAS”) regional government council. Along with the President of RAAS, Lourdes Aguilar Gibbs, the council of the RAAS has invited Infinity to make presentations to the local communities in the region, after which our contracts will be submitted for a vote by the RAAS assembly. Because of the commitment by President Aguilar Gibbs to bring investment into her region, the prospects for ratification of our offshore oil and gas concession and related exploration contracts by the RAAS have improved substantially in recent weeks. If we receive RAAS ratification, we are prepared to move quickly to begin hiring local employees and move our exploration agenda forward. We believe the development of Infinity’s offshore concession has the potential to deliver significant economic benefits to residents of the RAAS region, and we are eager to get started.”
“Meanwhile, our negotiations with the Autonomous Region of the Northern Atlantic (“RAAN”) regional government council have proven more difficult, as RAAN disapproved Infinity’s contracts at a meeting in late February. At the request of the governing board of the RAAN, Infinity made a new request to the Ministry of Energy and Mines that Infinity’s contracts be re-submitted to the RAAN for approval. Because of the assurances we have received from Nicaragua’s President, Daniel Ortega, and the cooperation and support of ProNicaragua (the Nicaraguan Investment Promotion Agency), and the Ministry of Energy and Mines, we remain hopeful that the RAAN will approve Infinity’s contract pertaining to that region. Meanwhile, we are prepared to move forward with the RAAS in an expeditious manner as soon as that regional assembly approves our contracts.”
“Once we receive ratifications, we plan to conduct an environmental study and develop geological information from the reprocessing of existing 2-D seismic data to be acquired over our Perlas and Tyra concession blocks. We have cash on deposit to secure letters of credit of approximately $1 million for this initial work on the leases. Infinity also intends to seek offers from other industry operators for interests in the acreage, in exchange for cash and a carried interest in exploration and development operations. We continue to believe the offshore Nicaragua concessions have ‘world-class’ potential and could be the Company’s most valuable asset,” concluded Ross.
Conference Call and Webcast
The Company has scheduled an investor conference call for 11:00 a.m. Eastern Time today, May 12, 2008.
Shareholders and other interested parties may participate in the conference call by dialing 800-860-2442 (international/local participants dial 412-858-4600) and asking to participate in the “Infinity Energy Resources Conference Call” a few minutes before 11:00 a.m. EDT on May 12, 2008. The call will also be broadcast live on the Internet at http://www.videonewswire.com/event.asp?id=48573.
A replay of the conference call will be available one hour after completion of the conference call from May 12, 2008 until 5:00 pm EDT July 11, 2008 by dialing 877-344-7529 (international/local participants dial 412-317-0088) and entering the conference ID 419500.
The call will also be archived on the Internet through August 10, 2008, at http://www.videonewswire.com/event.asp?id=48573 and on the Company’s website at www.infinity-res.com.
About Infinity Energy Resources, Inc.
Infinity Energy Resources, Inc. is an independent energy company engaged in the exploration, development and production of natural gas and oil in Texas and the Rocky Mountain region of the United States. The Company also has oil and gas concessions covering 1.4 million acres offshore Nicaragua in the Caribbean Sea.
The Company is headquartered in Denver, Colorado and its common stock is listed on the Pink Sheets under the symbol “IFNY.PK”. For more information on Infinity Energy Resources, Inc., please visit the following link:
http://www.b2i.us/irpass.asp?BzID=1253&to=ea&s=0.
Forward-Looking Statement
This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “expect” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Forward-looking statements in this press release include the Company’s ability to repay the $7.1 million borrowing base deficiency under the Amegy loan agreement, its ability to negotiate successfully with Amegy with respect to ongoing liquidity issues and with respect to an extension of the forbearance period, the ability of the Company to sell assets or obtain financing on acceptable terms, or at all, the ability of the Company to finance and execute its business strategy, the ability of the Company to continue as a going concern, the success of the farmout with Forest Oil and the realization of benefits from potential new wells in the third and fourth quarters of 2008, the success of the Company’s efforts to seek ratification of its Nicaraguan concessions/contracts, plans to move forward with exploration in Nicaragua, and plans to seek offers from other industry operators for interests in the Nicaraguan acreage. Factors that could cause or contribute to such differences include, but are not limited to, operating risks, delays and problems, the availability of drilling rigs and services on acceptable terms, the results of drilling and completions, changes in the prices of oil and gas, unexpected negative geological variances, governmental uncertainties in Nicaragua, increases in interest rates, actions by other creditors with respect to debt obligations, liquidity and capital requirements, the unavailability of capital on acceptable terms, and other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and in the Company’s periodic report filings with the Securities and Exchange Commission.
For additional information, please contact:
Stanton E. Ross, President/CEO at (720) 932-7800

INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
	2008	2007
	(in thousands, except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$3,837	$741
Accounts receivable	608	1,164
Prepaid expenses and other	91	104
Prepaid severance taxes	675	675

Total current assets	5,211	2,684

Oil and gas properties, using full cost accounting, net of accumulated depreciation, depletion, amortization and ceiling write-down
Proved	6,135	21,429
Unproved	13,477	17,097
Other assets, net	1,048	1,090

Total assets	$25,871	$42,300

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Current portion of long-term debt	$10,903	$22,000
Accounts payable	4,415	5,472
Accrued liabilities	2,788	4,973
Current portion of asset retirement obligations	432	423

Total current liabilities	18,538	32,868

Long-term liabilities
Production taxes payable and other liabilities	59	426
Asset retirement obligations, less current portion	498	1,087
Derivative liabilities	120	194

Total liabilities	19,215	34,575

Commitments and contingencies (Note 9)

Stockholders’ equity
Preferred stock, par value $.0001, authorized 10,000,000 shares, issued and outstanding 0 (3/31/08) and 0 (12/31/07) shares	—	—
Common stock, par value $.0001, authorized 75,000,000 shares, issued and outstanding 17,869,375 (3/31/08) and 17,871,157 (12/31/07) shares	2	2
Additional paid-in capital	79,554	79,371
Accumulated deficit	(72,900)	(71,648)

Total stockholders’ equity	6,656	7,725

Total liabilities and stockholders’ equity	$25,871	$42,300

INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	For the Three Months
	Ended March 31,
	2008	2007
	(in thousands, except per share data)
Revenue
Oil and gas sales	$1,200	$2,099

Operating expenses
Oil and gas production expenses	780	2,058
Oil and gas production taxes	27	135
General and administrative expenses	797	964
Depreciation, depletion, amortization and accretion	392	1,133

	1,996	4,290

Operating loss	(796)	(2,191)

Other income (expense)
Interest expense, net of capitalization	(456)	—
Change in derivative fair value	(35)	(1,574)
Other	35	(15)

Total other income (expense)	(456)	(1,589)

Net loss	$(1,252)	$(3,780)

Basic and diluted net loss per share
Net loss	$(0.07)	$(0.21)

Weighted average shares outstanding (basic and diluted)	17,869	17,871

NFINITY ENERGY RESOURCES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)

	For the Three Months
	Ended March 31,
	2008	2007
	(in thousands)
Cash flows from operating activities
Net loss	$(1,252)	$(3,780)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation, depletion, amortization and accretion	392	1,133
Non-cash stock-based compensation expense	183	323
Change in fair value of derivative instruments	(74)	109
Unrealized loss on commodity derivative instruments	—	1,532
Gain on sale of assets	(17)	—
Change in operating assets and liabilities
(Increase) decrease in accounts receivable	557	352
(Increase) decrease in prepaid expenses and other	31	(102)
Increase (decrease) in accounts payable and accrued liabilities	(2,319)	(3,880)

Net cash used in operating activities	(2,499)	(4,313)

Cash flows from investing activities
Capital expenditures – exploration and production	(985)	(5,469)
Proceeds from sale of fixed assets	17,677	—

Net cash provided by (used in) investing activities	16,692	(5,469)

Cash flows from financing activities
(Repayment of) proceeds from borrowings on long-term debt	(11,097)	10,000
Debt issuance costs	—	(865)
Repayment of notes payable	—	(12)

Net cash (used in) provided by financing activities	(11,097)	9,123

Net increase (decrease) in cash and cash equivalents	3,096	(659)

Cash and cash equivalents
Beginning	741	872

Ending	$3,837	$213

INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARIES
Non-GAAP Disclosures: Reconciliation of Net Loss From Continuing Operations to EBITDA(1)
(Unaudited)

	For the Three Months Ended
	March 31,
	2008	2007
	(in thousands)
Net loss from continuing operations	$(1,252)	$(3,780)
Adjustments
Depreciation, depletion, accretion and amortization	392	1,133
Non-cash stock-based compensation expense	183	323
Change in derivative fair value	(74)	109
Unrealized loss on commodity derivative instruments	—	1,532
Interest expense	456	—
(Gain) loss on sale of assets	(17)	—

EBITDA	$(312)	$(683)

(1)	In this press release, the term “EBITDA” is used. EBITDA is equivalent to earnings from continuing operations before interest, income taxes, depreciation, depletion, amortization and accretion expenses, stock-based compensation, gains and losses on the sale of assets, expense related to the early extinguishment of debt, change in derivative fair value and ceiling write-down of oil and gas properties. Infinity’s management believes EBITDA is an important financial measurement tool that provides information about the Company’s ability to service or incur indebtedness, and pay for its capital expenditures. This information differs from measures of performance determined in accordance with generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. This measure is not necessarily indicative of operating profit or cash flow from operating activities as determined under GAAP and may not be equivalent to similarly titled measures of other companies.
Selected Operating and Financial Data

	For the Three Months
	Ended March 31,
	2008	2007
Production
Natural gas (MMcf)	121.4	229.0
Crude oil (thousands of barrels)	0.3	13.5
Total (MMcfe)	122.9	310.0

Financial data (in thousands)
Total revenue	$1,200	$2,099
Production expenses	780	2,058
Production taxes	27	135

Financial data per unit ($ per Mcfe)
Total revenue	$9.76	$6.77
Production expenses	6.34	6.64
Production taxes	0.22	0.44